UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2005

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-17157 (Commission File Number)	77-0024666 (I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)

(408) 943-9700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b).

Kevin S. Royal, Vice President and Chief Financial Officer of the Company, resigned his positions as principal financial and principal accounting officer of the Company, effective April 28, 2005.

Item 5.02(c).

On April 28, 2005, the Company announced that John Chenault has been appointed to the position of interim Chief Financial Officer, in which capacity he will perform the functions of principal financial and principal accounting officer of the Company.

Since joining the Company in September 1991, Mr. Chenault has held numerous positions, including Executive Vice President, Business Operations from July 1997 to January 2002 and Executive Vice President, Worldwide Sales and Service from February 2002 to August 2003. From September 2003 to February 2005, Mr. Chenault served as Vice President, Operations and Administration, and is currently Vice President, Corporate Development. Mr. Chenault holds a Bachelor of Business degree in Economics and a Masters degree in Business Administration from Western Illinois University.

A copy of the press release announcing Mr. Chenault’s appointment is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
99.1	Novellus Systems, Inc. Press Release dated April 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.
By:	/s/ Kent S. Nagel
Kent S. Nagel
Vice President

Date: April 28, 2005

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Novellus Systems, Inc. Press Release dated April 28, 2005.